                                 Exhibit A
                                    to

              Annual Report Concerning Foreign Utility Companies
                                    on


                    Form U-33-S for the Fiscal Year ended
                            December 31, 1999


                                  Filed by


                               SEMPRA ENERGY


The following organizational chart shows the relationship of Sempra Energy and its system public-utility companies to each foreign utility company:

                           ORGANIZATIONAL CHART
                  OF SEMPRA ENERGY UTILITIY COMPANIES
                         (As of December 31, 1999)

SEMPRA ENERGY
  Enova Corporation
    San Diego Gas & Electric Company*
  Pacific Enterprises
    Southern California Gas Company*
  Sempra Energy Holdings
    Sempra Energy International
      DGN de La Laguna-Durango, S. de R.L. de C.V. (1%)*
      Enova International
         Sempra Energy Mexico, S.A. de C.V. (99.8%)*
            DGN de Chihuahua, S. de R.L. de C.V. (47.5%)*
            DGN de La Laguna-Durango, S. de R.L. de C.V. (99%)*
            Distribuidora de Gas Natural de Mexicali, S.de R.L. de C.V.
            (30%)*
      Pacific Enterprises International
         Sempra Energy International Canada Ltd.
            Pacific Enterprises International Canada Ltd.
                DGN de Chihuahua, S. de R.L. de C.V.(47.5%)*
                Distribuidora de Gas Natural de Mexicali, S.de R.L.
                de C.V. (30%)*
         Sempra Energy International (Espana) S.L.
            Sempra Energy International Holdings B.V.
                Sempra Energy International Chile Holdings I B.V.
                   Inversiones Sempra-PSEG Chile S.A. (50%)
                      Chilquinta Energia S.A. (99.8%)*
                         Luz del Sur S.A.A. (37%)*
                   Sodigas Pampeana S.A. (21.5%)
                      Camuzzi Gas Pampeana S.A. (70%)*
                   Sodigas Sur. S.A. (21.5%)
                      Camuzzi Gas del Sur S.A. (90%)*
      Peruvian Opportunity Company S.A.C. (50%)
         Luz del Sur S.A.A. (46.85%)*

* The utility companies are noted with an asterisk.